UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2024

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On February 25, 2024, iBio, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Otsuka Pharmaceutical Co., Ltd. (“Otsuka”) pursuant to which the Company sold and assigned to Otsuka, and Otsuka purchased and assumed, all intellectual property rights directly related to the Company’s PD-1 agonist assets (the “PD-1 Assets”) developed or held for development in consideration of $1,000,000 paid at closing (the “Closing Consideration”).  The Purchase Agreement also provides for a potential contingent payment of $2,500,000 upon the achievement of specified developmental milestones and a second potential contingent payment of $50,000,000 upon the achievement of specified milestones following commercialization. The Purchase Agreement contains customary representations, warranties and covenants of the Company and Otsuka. The acquisition of the PD-1 Assets (the “Acquisition”) closed on February 25, 2024.

The Company acquired the PD-1 Assets on September 19, 2022 when it entered into an Asset Purchase Agreement (the “RubrYc Agreement”) with RubrYc Therapeutics, Inc. (“RubrYc Therapeutics”) pursuant to which it acquired substantially all of RubrYc Therapeutics’ assets, including the Company’s patented AI drug discovery platform, all rights with no future milestone payments or royalty obligations, to IBIO-101, in addition to CCR8, EGFRvIII, MUC16, CD3 and one additional immuno-oncology candidate plus the PD-1 Assets.  The RubrYC Agreement contains a potential contingent payment by the Company, payable in cash or shares of the common stock, at the Company’s option, in the event specified developmental milestones are achieved on or before the fifth anniversary of the closing date of the RubrYc Agreement.  None of the specified developmental milestones of the RubrYc Agreement are related to the PD-1 Assets.  As noted above, only the PD-1 Assets are being sold to Otsuka under the Purchase Agreement,

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement that is filed herewith as Exhibit 10.1.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company, Otsuka or either of their businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Item 2.01   Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01 in its entirety.

Item 7.01.   Regulation FD Disclosure.

On February 26, 2024, the Company issued the press release attached hereto as Exhibit 99.1 announcing the closing of the Acquisition.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1†	Asset Purchase Agreement, dated February 25, 2024, by and between iBio, Inc. and Otsuka Pharmaceutical Co., Ltd.
99.1	iBio, Inc. Press Release dated February 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

The Company has omitted certain portions of the Asset Purchase Agreement in accordance with Item 601(b)(10) of Regulation S-K. The Company agrees to furnish unredacted copies of these Exhibits to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: February 26, 2024	By:	/s/ Marc Banjak
Name: Marc Banjak
Title: General Counsel and Corporate Secretary